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                                                                EXHIBIT 10.4 (a)

                                    AMENDMENT
                                       TO
                         CB&I DEFERRED COMPENSATION PLAN

         CB&I ("Company"), by a duly authorized officer of the Company and a Managing Director of CB&I B.V., pursuant to Section 8.7 of the CB&I Deferred Compensation Plan (the "Plan"), hereby amends Section 4.4 of the Plan to read as follows:

         4.4 Income (or Loss) on Credits. For purposes of determining income (or loss) on a Participant's Account, the Account shall be deemed invested in such Measurement Funds as the Participant may designate from time to time under procedures established by the Plan Administrator. The designation of Measurement Funds from time to time shall apply to all deferrals (of Salary and bonus) and to the Participant's entire Account, until changed. Designation of Measurement Funds shall be in whole percentages of a participant's deferrals, or of the balance of his or her Account, which percentages shall add up to 100%. If the Participant does not otherwise designate a Measurement Fund under procedures established by the Plan Administrator, his or her Account shall be deemed invested in the Summit Cash Reserve Fund.

                  As of any Change Date, a Participant may change the designation or allocation of Measurement Funds to determine income (or loss) on future credits of deferred compensation, or may change the existing allocation of his or her Account among Measurement Funds, under procedures established by the Plan Administrator to implement such changes.

                  For purposes of determining income (or loss), a Participant's deferred compensation shall be deemed to have been invested in Measurement Funds as soon as reasonably practicable after the date as of which they are credited under Section 4.1, and in all events by the fifteenth (15th) business day of the month after the month in which they are credited under Section 4.1. For purposes of determining income (or loss), a Participant's Account shall be deemed to have been reinvested in the newly-designated Measurement Funds as soon as reasonably practicable under the procedures established by the Plan Administrator to implement such changes.

                                        CB&I

                                        By:   _________________________

                                        Title: ________________________

                                        Date: _________________________